UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

ShotSpotter, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38107	47-0949915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7979 Gateway Blvd., Suite 210
Newark, California		94560
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 794-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005 per share	SSTI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2021, ShotSpotter, Inc. (the “Company”) announced that Roberta Jacobson had been appointed to the Board of Directors of the Company as a Class II director to serve until the 2022 Annual Meeting of Stockholders or until a successor is duly elected and qualified or until the director’s earlier death, resignation or removal.  In connection with Ambassador Jacobson’s appointment, the Board increased the authorized number of directors to eight and the authorized number of Class II directors to three.

Ambassador Jacobson is a senior advisor at Albright Stonebridge Group, a global business strategy firm based in Washington, D.C., and recently served a 100-day term as the National Security Council’s coordinator for the southern border of the United States. From November 2020 to January 2021, Ambassador Jacobson served as a volunteer Agency Review Team member for the Biden Administration presidential transition team to directly support transition efforts related to the U.S. Department of State. From November 2015 to May 2018, Ambassador Jacobson served as U.S. ambassador to Mexico. From July 2011 to until November 2015, Ambassador Jacobson served as the State Department’s acting assistant secretary and then assistant secretary for Western Hemisphere affairs. Ambassador Jacobson holds a B.A. from Brown University and a Master of Arts degree in Law and Diplomacy from Tufts University Fletcher School of Law and Diplomacy.

Ambassador Jacobson will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices, as described in the Company’s definitive proxy statement for the 2021 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 29, 2021.

In connection with her appointment to the Board, the Company will enter into its standard indemnification agreement with Ambassador Jacobson, which requires the Company, under the circumstances and to the extent provided for therein, to indemnify Ambassador Jacobson to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by her as a result of either of her being made a party to certain actions, suits, investigations and other proceedings by reason of the fact that she is or was a director of the Company or a director of any other entity at the request of the Company.

Ambassador Jacobson was not appointed as a director pursuant to any arrangement or understanding with any person.  There are no family relationships between Ambassador Jacobson and any director or other executive officer of the Company.  Except as described above, Ambassador Jacobson has not engaged in any transaction with the Company that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ShotSpotter, Inc.

Date: July 20, 2021	By:	/s/ Ralph A. Clark
Ralph A. Clark
President and Chief Executive Officer